Exhibit 99.1

FOR RELEASE AT 1:00 PM PT

JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS

— Achieves record net product sales of $39.5 million for second quarter —

— Non-GAAP adjusted net income of $0.28 cents per share; GAAP net loss of $0.18 per share includes charge for extinguishment of debt —

— Guidance increased for 2010 net product sales and adjusted net income per share —

— Two new sodium oxybate distribution system patents issued —

PALO ALTO, Calif., August 10, 2010 /PRNewswire-FirstCall/ — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced financial results for the second quarter ended June 30, 2010 and updated financial guidance for 2010. The company’s updated financial guidance reflects higher expected sales of XYREM® (sodium oxybate) and the effects of recent financing activities.

Total revenues for the quarter ended June 30, 2010 were $40.5 million, compared to $37.3 million for the quarter ended June 30, 2009. Total revenues included net product sales, royalties and contract revenues.

For the second quarter of 2010, net product sales increased 49 percent to $39.5 million, compared to $26.5 million in the second quarter of 2009. Xyrem net sales for the second quarter of 2010 were $33.7 million, compared to $22.4 million for the second quarter of 2009, representing a 51 percent increase. The increase in Xyrem net sales in the second quarter of 2010 was primarily due to the impact of price increases, as well as an increase in prescription volume. Net sales of once-daily LUVOX CR® (fluvoxamine maleate) extended-release capsules were $5.8 million for the quarter, compared to $4.1 million for the second quarter of 2009, representing a 41 percent increase.

“Our strong quarterly results demonstrate the continued growing demand for Xyrem and reflect the significant steps we’ve taken to strengthen our balance sheet,” said Bruce Cozadd, chief executive officer of Jazz Pharmaceuticals. “We look forward to the upcoming FDA advisory committee meeting for our JZP-6 product candidate in fibromyalgia, a debilitating and difficult to treat disease for which patients and physicians continue to seek alternative treatment options.”

Royalties and contract revenues for the quarter ended June 30, 2010 were $1.0 million, compared to $10.8 million for the second quarter of 2009. Contract revenues for the second quarter of 2009 included a $10.0 million milestone from UCB Pharma Limited related to completion of the second Phase III clinical study of JZP-6 (sodium oxybate) in patients with fibromyalgia.

Research and development expenses were $8.0 million for the quarter ended June 30, 2010 compared to $11.2 million for the quarter ended June 30, 2009. Research and development spending in the second quarter of 2010 was primarily focused on activities to support the company’s new drug application for JZP-6 in fibromyalgia, as well as development of solid oral dosage forms of sodium oxybate. Research and development expenses were lower in the second quarter of 2010 compared to the same period of 2009, as the pivotal clinical studies to support JZP-6 were largely completed last year.

Selling, general and administrative expenses for the quarter ended June 30, 2010 were $17.1 million, compared to $13.7 million for the quarter ended June 30, 2009. Selling, general and administrative expenses were higher year over year primarily due to continued planning activities related to the potential launch of JZP-6, as well as higher personnel expenses including stock-based compensation.

During the second quarter, Jazz Pharmaceuticals prepaid the $116.5 million balance on its 15 percent senior notes. In May 2010, the company used the net proceeds from a public offering of its common stock to prepay $53.0 million in principal of the notes. In June 2010, the company prepaid the remaining $63.5 million principal amount of the notes using a combination of cash on hand and the net proceeds of a new three-year credit agreement that consists of a $50.0 million term loan and a $15 million revolving credit facility, which bear interest at a floating rate that was 5.75 percent as of June 30, 2010. As of June 30, 2010, $7.4 million was outstanding under the revolving credit facility. As a result of these transactions, the company’s second quarter 2010 financial results include a recorded loss on extinguishment of debt of $12.3 million, comprised of $8.5 million of prepayment premiums and fees, and a non-cash charge of $3.8 million primarily related to unamortized debt discount.

For the second quarter of 2010, the company reported a net loss of $6.4 million, or $0.18 per diluted share, compared to net income of $2.2 million, or $0.07 per diluted share, for the quarter ended June 30, 2009. The GAAP net loss was due to the recorded loss on extinguishment of debt.

Adjusted net income for the quarter ended June 30, 2010 was $10.5 million, or $0.28 per diluted share, compared to an adjusted net loss of $4.6 million, or $0.16 per diluted share, for the same period of 2009. Adjusted net income (loss) and adjusted net income (loss) per diluted share are non-GAAP financial measures that exclude from GAAP net income (loss) and GAAP net income (loss) per diluted share revenue related to upfront and milestone payments, and certain expenses comprised of loss on extinguishment of debt, amortization of intangible assets, stock-based compensation and non-cash interest expense associated with debt discount and debt issuance costs. A reconciliation of adjusted net income (loss) and adjusted net income (loss) per diluted share to GAAP net income (loss) and GAAP net income (loss) per diluted share is available in a table included at the end of this press release.

“We are very pleased with the improvements we’ve made this year on our balance sheet. Our recently completed common stock offering and new credit facility have allowed us to significantly reduce our long-term debt,” said Kate Falberg, senior vice president and chief financial officer of Jazz Pharmaceuticals. “With this improved capital structure in place and our anticipated cash flow from operations, we believe we have sufficient resources to fund our business moving forward, and to leverage opportunities for future growth, including the launch of JZP-6, if approved by the FDA.”

Updated 2010 Guidance

Jazz Pharmaceuticals is revising its full year 2010 guidance to increase the company’s adjusted net income per share guidance and provide updated estimates of full year product sales and operating expenses. The revised financial guidance also reflects the impact of the recent financing activities. The new financial guidance for 2010 is as follows:

Total product sales, net	$156 – $162 million
Xyrem	$132 – $136 million
Luvox CR	$24 – $26 million
Gross margin	greater than 90%
SG&A expenses	$70 – $75 million
R&D expenses	$28 – $32 million
GAAP net income per diluted share	$0.32 – $0.41
Adjusted net income per diluted share[1]	$1.05 – $1.15

[1]	A reconciliation to GAAP net income per diluted share is available in a table at the end of this press release.

Recent Developments

•

In May and June, respectively, Jazz Pharmaceuticals announced that Rick E Winningham and Paul L. Berns were appointed to the company’s Board of Directors. Mr. Winningham is Chairman and CEO of Theravance, Inc. and Mr. Berns is President and Chief Executive Officer, and a member of the Board of Directors, of Allos Therapeutics. Both Mr. Winningham and Mr. Berns bring significant pharmaceutical marketing and industry leadership experience to the Board.

•

In June, data from the company’s Phase III pivotal trials for JZP-6 in fibromyalgia were presented at the Associated Professional Sleep Societies (APSS) and European League Against Rheumatism (EULAR) meetings.

•

In June, Jazz Pharmaceuticals announced that the U.S. Food and Drug Administration’s (FDA) Arthritis Advisory Committee and Drug Safety and Risk Management Advisory Committee will review JZP-6 (sodium oxybate) for the treatment of fibromyalgia at a joint meeting on August 20.

•

In July, Jazz Pharmaceuticals was issued two additional U.S. patents covering the distribution system for Xyrem. These patents, which are listed in FDA’s Orange Book and expire in 2024, broaden the intellectual property protection for Xyrem. The company anticipates that one or more of its distribution system patents will also cover the final distribution system for its JZP-6 product candidate for the treatment of fibromyalgia, if JZP-6 is approved by the FDA.

•

In August, UCB announced that it has filed an application for approval of Xyrem (sodium oxybate) for the treatment of fibromyalgia with the European Medicines Agency (EMA). Under its collaboration with UCB, Jazz Pharmaceuticals would receive a milestone payment upon approval of JZP-6 in Europe and royalties from product sales.

•

Following a portfolio review, Jazz Pharmaceuticals will continue to seek a partner for JZP-4, its potential treatment for epilepsy and bipolar, disorder and will no longer pursue development of JZP-7, its ropinirole gel product candidate for restless legs syndrome. The company is continuing the development of JZP-8, its candidate for the potential treatment of recurrent acute repetitive seizures in epilepsy patients.

Investor Conference Call

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today (August 10, 2010) at 4:30 PM Eastern Time/1:30 PM Pacific Time to discuss these results and provide a company update. The live webcast may be accessed from the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 866-770-7125 in the U.S., or 617-213-8066 outside the U.S., and entering passcode 89022514.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information see www.jazzpharmaceuticals.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial performance and growth potential, including 2010 financial guidance, statements related to Jazz Pharmaceuticals’ JZP-6 product candidate, including statements related to future regulatory matters, intellectual property protection and its potential approval and commercialization in the United States and Europe, statements related to the future development and partnering of new dosage forms of sodium oxybate, and statements about future development of product candidates and growth. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ ability to increase sales of its Xyrem and Luvox CR products; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers as well as Jazz Pharmaceuticals’ ability to establish clinical and commercial supplies of its product candidates and products; the uncertain and time-consuming regulatory approval process for JZP-6; Jazz Pharmaceuticals’ ability to successfully commercialize JZP-6 in the U.S. if approved by the FDA for the treatment of fibromyalgia; Jazz Pharmaceuticals’ dependence upon its collaboration with UCB for the development and potential commercialization of JZP-6 for the treatment of fibromyalgia in major markets outside of the United States; Jazz Pharmaceuticals’ cash flow estimates and the sufficiency of its cash resources; competition, including from potential generic competitors; Jazz Pharmaceuticals’ ability to obtain and maintain intellectual property protection for its products and product candidates, including the risk that such protection may not adequately protect Jazz Pharmaceuticals’ rights or permit it to gain or keep a competitive advantage; the development of Jazz Pharmaceuticals’ product candidates, including the risk that study or clinical trial results may require Jazz Pharmaceuticals to discontinue their development; Jazz Pharmaceuticals inability to complete development partnerships; Jazz Pharmaceuticals’ future financial performance and financial position; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed by Jazz Pharmaceuticals with the Securities and Exchange Commission on May 6, 2010. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact

Ami Knoefler

Executive Director, Investor Relations &

Corporate Communications

Jazz Pharmaceuticals, Inc.

investorinfo@jazzpharmaceuticals.com

650-496-2947

JAZZ PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Product sales, net	$39,528	$26,478	$73,811	$47,797
Royalties	674	518	1,279	990
Contract revenues	284	10,284	569	10,569

Total revenues	40,486	37,280	75,659	59,356
Operating expenses:
Cost of product sales	2,802	2,575	5,684	4,518
Research and development	7,962	11,192	14,177	22,600
Selling, general and administrative	17,096	13,657	33,886	27,873
Intangible asset amortization	2,044	1,822	4,101	3,554

Total operating expenses	29,904	29,246	57,848	58,545

Income from operations	10,582	8,034	17,811	811

Interest income	2	6	4	27
Interest expense	(4,687)	(5,856)	(10,454)	(11,650)
Other income (expense)	2	(13)	2	(5)
Loss on extinguishment of debt	(12,287)	—	(12,287)	—

Net income (loss)	$(6,388)	$2,171	$(4,924)	$(10,817)

Net income (loss) per share:
Basic	$(0.18)	$0.07	$(0.15)	$(0.37)

Diluted	$(0.18)	$0.07	$(0.15)	$(0.37)

Weighted-average common shares used in computing net income (loss) per share:
Basic	35,423	29,021	33,428	28,995

Diluted	35,423	29,023	33,428	28,995

JAZZ PHARMACEUTICALS, INC.

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Xyrem	$33,723	$22,362	$62,468	$40,081
Luvox CR	5,805	4,116	11,343	7,716

Total	$39,528	$26,478	$73,811	$47,797

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$9,574	$15,595
Restricted cash	910	2,988
Accounts receivable, net of allowances	14,095	12,313
Inventories	4,429	3,426
Prepaid expenses	2,287	1,653
Other current assets	788	979

Total current assets	32,083	36,954
Property and equipment, net	901	1,124
Intangible assets, net	25,757	29,858
Goodwill	38,213	38,213
Other long-term assets	310	1,247

Total assets	$97,264	$107,396

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Revolving credit facility	$7,350	$9,399
Accounts payable	6,403	2,158
Accrued liabilities	16,217	14,296
Current portion of long-term debt	15,925	23,759
Purchased product rights liability	4,250	4,000
Liability under government settlement	2,715	2,954
Deferred revenue	3,424	2,675

Total current liabilities	56,284	59,241

Deferred rent	73	29
Deferred revenue, non-current	9,622	10,191
Purchased product rights liability, non-current	6,750	9,000
Liability under government settlement, non-current	8,142	10,658
Long-term debt, less current portion	32,694	91,107

Total stockholders’ deficit	(16,301)	(72,830)

Total liabilities and stockholders’ deficit	$97,264	$107,396

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$(6,388)	$2,171	$(4,924)	$(10,817)
Add:
Intangible asset amortization	2,044	1,822	4,101	3,554
Stock-based compensation expense	1,960	1,114	3,792	2,196
Non-cash interest expense	873	613	1,923	1,148
Loss on extinguishment of debt	12,287	—	12,287	—
Deduct:
Contract revenues	(284)	(10,284)	(569)	(10,569)

Adjusted net income (loss)	$10,492	$(4,564)	$16,610	$(14,488)

GAAP net income (loss) per diluted share	$(0.18)	$0.07	$(0.15)	$(0.37)

Adjusted net income (loss) per diluted share	$0.28	$(0.16)	$0.46	$(0.50)

Shares used in computing GAAP net income (loss) per diluted share (1)	35,423	29,023	33,428	28,995
Shares used in computing adjusted net income (loss) per diluted share (1)	38,142	29,021	36,447	28,995

(1)	Shares used in computing GAAP or adjusted net income per diluted share are greater than shares used in computing GAAP or adjusted net loss per diluted share due to the potentially dilutive effect of common shares from employee stock plans and warrants.

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP 2010 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$13-16
Add:
Intangible asset amortization	8
Stock-based compensation expense	8
Non-cash interest expense	2
Loss on extinguishment of debt	12
Deduct:
Contract revenues	(1)

Adjusted net income	$42-45

GAAP net income per diluted share	$0.32-0.41
Adjusted net income per diluted share	$1.05-1.15

Shares used in computing GAAP and adjusted net income per diluted share amounts	39

Non-GAAP Financial Measures

To supplement our financial results and financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income (loss) and adjusted net income (loss) per diluted share as shown in the tables above. These measures exclude (1) revenue related to upfront and milestone payments, and (2) certain expenses comprised of loss on extinguishment of debt, amortization of intangible assets, stock-based compensation and non-cash interest expense associated with debt discount and debt issuance costs. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our future results, are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results both from period to period and with those of other companies. Investors should note that adjusted net income (loss) and adjusted net income (loss) per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies.

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